Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of Federated Core Trust:

In planning and performing our audit of the financial statements of Federated Mortgage Core Portfolio,
Federated Inflation-Protected Securities
Core Fund and High Yield Bond Portfolio(individually a "Fund," collectively, the "Funds"), three of the portfolios comprising Federated Core
Trust (the "Trust"), as of and
for the year ended December 31, 2008, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A company's internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A company's internal control over
financial reporting includes
those policies and procedures that (1)
pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of any
evaluation of effectiveness to future
periods are subject to the risk
that controls may become inadequate
because of changes in conditions,
or that the degree of compliance
with the polices or procedures
may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control
does not allow management or employees,
in the normal course of performing
their assigned functions, to
prevent or detect misstatements on a
timely basis.  A material weakness is
a deficiency, or a combination of
deficiencies, in internal control over
financial reporting, such that there
is a reasonable possibility that a
material misstatement of the Funds'
annual or interim financial statements
will not be prevented or detected
on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2008.

This report is intended solely for the
information and use of management
and the Board of Trustees of the
Funds and the Securities and Exchange
Commission and is not intended to
be and should not be used by
anyone other than these specified parties.



ERNST & YOUNG LLP


Boston, Massachusetts
February 18, 2009